ALLIANCEBERNSTEIN BOND FUND, INC.
ARTICLES SUPPLEMENTARY
AllianceBernstein Bond Fund, Inc.,
a Maryland corporation having its principal office in Maryland in the City of Baltimore
(hereinafter called the Corporation), certifies that:
FIRST:  The Board of Directors of
the Corporation hereby increases the aggregate number of shares of stock that the Corporation has authority to issue by 27,000,000,000 shares and, under a power contained in Article SEVENTH of the charter of the Corporation (the Charter), classifies and designates such additional shares as the following classes in the AllianceBernstein
Limited Duration High Income Portfolio (the Portfolio):

Name of Class 			Number of Shares
Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000

SECOND: The shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock,
Class K Common Stock, Class I Common Stock,
Advisor Class Common Stock, Class 1 Common Stock
and Class 2 Common Stock of the Portfolio, as so
classified by the Board of Directors of the Corporation,
shall have the preferences, conversion and other rights,
voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Charter except to the extent that
any such provisions relate specifically only to other
classes of Common Stock of the Corporation, and shall
be subject to all provisions of the Charter relating to
stock of the Corporation generally, and those
set forth as follows:
(1) The assets attributable to the
Class A Common Stock, Class B Common Stock, Class C Common Stock,
Class R Common Stock, Class K Common Stock, Class I Common Stock, Advisor Class Common Stock, Class 1 Common Stock and
Class 2 Common Stock of the Portfolio shall be invested
in the same investment portfolio of the Corporation.
(2) shares of each of the Class A Common Stock,
Class B Common Stock, Class C Common Stock, Class R Common
Stock, Class K Common Stock, Class I Common Stock,
Advisor Class Common Stock, Class 1 Common Stock and
Class 2 Common Stock of the Portfolio shall be entitled
to such dividends or distributions, in stock or in
cash or both, as may be authorized by the Board of Directors and declared by the Corporation from time to time with
respect to such class.  Specifically, and without limiting
the generality of the foregoing, the dividends and
distributions of investment income and capital gains with
respect to the Class A Common Stock, Class B Common Stock,
Class C Common Stock, Class R Common Stock, Class K Common
Stock, Class I Common Stock, Advisor Class Common Stock,
Class 1 Common Stock and Class 2 Common Stock of the Portfolio
shall be in such amounts, which may vary among the classes,
as may be authorized by the Board of Directors and
declared by the Corporation from time to time, and such
dividends and distributions may vary among the classes
of the Portfolio to reflect differing allocations of
the expenses of the Corporation among the holders of the
classes and any resultant differences among the net asset
values per share of the classes, to such extent and for
such purposes as the Board of Directors of the Corporation
may deem appropriate.  The allocation of investment income,
 realized and unrealized capital gains and losses, expenses
and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of the Portfolio among the various
classes of the Portfolio shall be determined by the Board
of Directors of the Corporation in a manner that
is consistent with the Investment Company Act of 1940,
the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended,
modified or superseded.  The determination of
the Board of Directors shall be conclusive as to
the allocation of investment income and realized and
unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.
(3) Except as provided below, on each matter submitted
to a vote of the holders of the Class A Common Stock,
Class B Common Stock, Class C Common Stock, Class R Common Stock,
Class K Common Stock, Class I Common Stock,
Advisor Class Common Stock, Class 1 Common Stock or
Class 2 Common Stock of the Portfolio, each such holder
shall be entitled to one vote for each share standing
in his or her name on the books of the Corporation.
Subject to any applicable requirements of the Investment
Company Act of 1940, as from time to time in effect,
or rules or orders of the Securities and Exchange
Commission or any successor thereto, or other applicable
law, all such holders of shares of stock shall vote
as a single class except with respect to any matter which
affects only one or more (but less than all) classes of
stock, in which case only the holders of shares of
the classes affected shall be entitled to vote.
Without limiting the generality of the foregoing,
and subject to any applicable requirements of
the Investment Company Act of 1940, as from time to
time in effect, or rules or orders of the Securities
and Exchange Commission or any successor thereto,
or other applicable law, the holders of the
Class A Common Stock, Class B Common Stock, Class C Common Stock,
Class R Common Stock, Class K Common Stock,
Class I Common Stock, Advisor Class Common Stock,
Class 1 Common Stock and Class 2 Common Stock, respectively, of the Portfolio shall have (i) exclusive voting rights
with respect to any matter submitted to a vote of
stockholders that affects only holders of the applicable
class of the Portfolio and (ii) no voting rights with
respect to any other matter that affects one or more of
such other classes of Common Stock, but not the class
of which they are holders.
(4)	At such times as may be determined by the Board
of Directors (or with the authorization of the Board of
Directors, by the officers of the Corporation)
in accordance with the Investment Company Act of 1940,
applicable rules and regulations thereunder and applicable
rules and regulations of the Financial Industry Regulatory
Authority and from time to time reflected in the registration statement of the Corporation (the Corporations Registration Statement), shares of a particular class of stock of the Portfolio or certain shares of a particular class of stock of
the Portfolio may be automatically converted into
shares of another class of stock of the Portfolio
based on the relative net asset values of such
classes at the time of conversion, subject, however,
to any conditions of conversion that may be imposed
by the Board of Directors (or with the authorization
of the Board of Directors, by the officers of the Corporation)
and reflected in the Corporations Registration Statement.
The terms and conditions of such conversion may vary within
and among the classes to the extent determined by
the Board of Directors (or with the authorization
of the Board of Directors, by the officers of the Corporation)
and set forth in the Corporations Registration Statement.
            THIRD:	A.  Immediately before the increase
in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 129,000,000,000 shares, the par value of each share of stock being $.001, with an aggregate par value of $129,000,000, classified as follows:

Name of Portfolio		AllianceBernstein
				Intermediate Bond Portfolio

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock
Class 2 Common Stock

Name of Portfolio		AllianceBernstein
				Bond Inflation Strategy

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000



Name of Portfolio		AllianceBernstein Municipal
				Bond Inflation Strategy

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000


Name of Portfolio		AllianceBernstein
				Real Asset Strategy

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000


Name of Portfolio		AllianceBernstein
				Short-Term Inflation Strategy

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000

B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 156,000,000,000 shares, the par value of each share of stock being $.001, with an aggregate par value of $156,000,000, classified as follows:

Name of Portfolio		AllianceBernstein
				Intermediate Bond Portfolio

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock
Class 2 Common Stock

Name of Portfolio		AllianceBernstein
				Bond Inflation Strategy

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000



Name of Portfolio		AllianceBernstein Municipal
				Bond Inflation Strategy

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000


Name of Portfolio		AllianceBernstein
				Real Asset Strategy

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000


Name of Portfolio		AllianceBernstein
				Short-Term Inflation Strategy

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000


Name of Portfolio		AllianceBernstein Limited
				Duration High Income Portfolio

Class A Common Stock		3,000,000,000
Class B Common Stock		3,000,000,000
Class C Common Stock		3,000,000,000
Advisor Class Common Stock	3,000,000,000
Class R Common Stock		3,000,000,000
Class K Common Stock		3,000,000,000
Class I Common Stock		3,000,000,000
Class 1 Common Stock		3,000,000,000
Class 2 Common Stock		3,000,000,000


FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with
Section 2-105(c) of the Maryland General Corporation Law.

SIXTH: The shares aforesaid have been duly classified by the Corporations Board of Directors pursuant to authority and power contained in the Charter.

IN WITNESS WHEREOF, AllianceBernstein Bond Fund, Inc.
has caused these Articles Supplementary to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and attested by Stephen J. Laffey, the Assistant Secretary of the Corporation, this ______ day of September 2011.
The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.
ALLIANCEBERNSTEIN BOND FUND, INC.

By:
Robert M. Keith
President


ATTEST:
Stephen J. Laffey
Assistant Secretary


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